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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of National-Oilwell, Inc. of our report dated June 9, 1998 with respect to the consolidated financial statements of Phoenix Energy Products Holdings, Inc. included in this Current Report (Form 8-K/A).


Form                              Description
----                              -----------
 S-8     Stock Award and Long Term Incentive Plan, Value Appreciation and
         Incentive Plan A and Value Appreciation and Incentive Plan B (No.
         333-15859)

 S-8     National-Oilwell Retirement and Thrift Plan (No. 333-46459)

 S-8     Post Effective Amendment No. 3 to the Registration Statement on Form S-4
         filed on Form S-8 pertaining to the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and
         Employment and Compensation Arrangements Pursuant to Private Stock
         Option Agreements (No. 333-32191) S-3 Post Effective Amendment No. 4 to
         Form S-4 filed on Form S-3 (No. 333-32191)
 S-3     Post Effective Amendment No. 4 to Form S-4 filed on Form S-3 (No. 333-32191)
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                                                       ERNST & YOUNG LLP


Houston, Texas
August 14, 1998